UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2011

Cogent Communications Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31227	52-2337274
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia		20007
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-295-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

EXPLANATORY NOTE

This Current Report on Form 8-K/A ("Amendment") is being filed as an amendment to the Current Report on Form 8-K filed by Cogent Communications Group, Inc. (the "Company") with the United States Securities and Exchange Commission on April 27, 2011 (the "Original Report"). The sole purpose of this Amendment is to disclose the Company’s decision as to how frequently the Company will include in its proxy materials an advisory stockholder vote on executive compensation. No other changes have been made to the Original Report.
Section 5 — Corporate Governance and Management

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s Annual Meeting of Stockholders held on April 27, 2011, the stockholders voted on a proposal to approve, on an advisory basis, the frequency of future advisory votes on executive compensation. As previously reported in the Original Report, a majority of votes were cast in favor of holding this vote once every year, as recommended by the Board of Directors in the proxy. In accordance with Item 5.07(d) of Form 8-K, the Company now reports that the Board of Directors determined that the Company will hold an advisory vote on executive compensation once every year until the next required advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders in 2017.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Group, Inc.

November 30, 2011	By:	David Schaeffer

Name: David Schaeffer
Title: Chairman, President & Chief Executive Officer